April 29, 2025

Sonoco Reports First Quarter 2025 Results

Hartsville, S.C., U.S. - Sonoco Products Company (“Sonoco” or the “Company”) (NYSE: SON), a core mid-cap growth and value equity which is a global leader in high-value sustainable packaging, today reported financial results for the first quarter ended March 30, 2025.
References in today’s news release to consolidated “net sales,” “operating profit,” and “adjusted operating profit,” and Consumer Packaging segment “segment operating profit” and “segment adjusted EBITDA” along with the corresponding year-over-year comparable results, do not include results of the Company’s Thermoformed and Flexibles Packaging business and its global Trident business (collectively, “TFP”), which are being accounted for as discontinued operations.
Summary:

•Completed $1.8 billion sale of TFP to TOPPAN Holdings Inc. on April 1, 2025; used approximately $1.5 billion in after-tax proceeds to significantly reduce debt
•Grew first quarter net sales by 30.6% to a record $1.7 billion
•Reported first quarter GAAP net income attributable to Sonoco of $54 million, down 16.5% from the same period in 2024, and diluted earnings per share of $0.55
•Improved adjusted net income attributable to Sonoco by 22.7% year over year to $137 million, and adjusted diluted earnings per share of $1.38
•Achieved record first quarter adjusted EBITDA of $338 million, up 38.0% from the prior-year quarter
•Delivered $17 million in favorable productivity from procurement savings, production efficiencies, and fixed cost reduction initiatives
•Invested $92 million of net capital in future growth and productivity projects during Q1 2025
•Raised quarterly common stock dividend to $0.53 in celebration of 100 consecutive years of paying dividends to shareholders
•Reaffirmed full year 2025 guidance to grow adjusted net income by approximately 20% and adjusted EBITDA by approximately 30%

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Sonoco Reports First Quarter 2025 Results - Page 2

First Quarter 2025 Consolidated Results
(Dollars in millions except per share data)

	Three Months Ended
GAAP Results	March 30, 2025	March 31, 2024	Change

Net sales[1]	$1,709	$1,309	31%
Net sales related to discontinued operations	$321	$329	(3)%
Operating profit[1]	$127	$73	75%
Operating profit related to discontinued operations	$38	$40	(5)%
Net income attributable to Sonoco	$54	$65	(16)%
EPS (diluted)	$0.55	$0.66	(17)%

	Three Months Ended
Non-GAAP Results[2]	March 30, 2025	March 31, 2024	Change

Adjusted operating profit[1]	$213	$130	63%
Adjusted EBITDA	$338	$245	38%
Adjusted net income attributable to Sonoco	$137	$111	23%
Adjusted EPS (diluted)	$1.38	$1.12	23%

[1]Excludes results of discontinued operations.

[2]See the Company’s definitions of non-GAAP financial measures, explanations as to why they are used, and reconciliations to the most directly comparable U.S. generally accepted accounting principles (“GAAP”) financial measures later in this release.

•First quarter net sales of $1.7 billion reflect an increase of 30.6% compared to the corresponding prior-year quarter, driven by a full quarter of sales from our Metal Packaging Europe, Middle East and Africa (“EMEA”) business following the December 4, 2024 acquisition of Titan Holdings I B.V. (“Eviosys”). Additionally, price increases were partially offset by the loss of net sales from the divested Protexic Solutions business (“Protexic”) and two production facilities in China, and the negative impact of foreign currency translation. Overall, the impact of changes in sales volumes (excluding the impact of the Eviosys acquisition) was minimal as strong Consumer Packaging volume growth was offset by year-over-year volume declines in Industrial Paper Packaging results.
•GAAP operating profit for the first quarter increased to $127 million due to full quarter operating profit from our Metal Packaging EMEA business, a positive price/cost environment, lower restructuring costs, and strong productivity from certain procurement savings, production efficiencies, and fixed cost reduction initiatives. These positive factors were partially offset by increased costs related to acquisition and divestiture activities as well as a net loss related to the sale of our tube and core operations in Venezuela and a small construction tube operation in France.
•Effective tax rates on GAAP net income attributable to Sonoco and adjusted net income attributable to Sonoco, which exclude results of discontinued operations, were 30.9% and 25.7%, respectively, in the first quarter, compared to 18.6% and 26.2%, respectively, in the same period in 2024.

“Our first quarter results demonstrated the strength of the new Sonoco as our global team achieved record top-line and adjusted EBITDA performance, growing 31% and 38%, respectively, while adjusted earnings per share rose 23% despite higher-than-expected interest expense, taxes and the negative impact of currency exchange rates,” said Howard Coker, President and Chief Executive Officer. “Consumer Packaging segment sales grew 83% and adjusted EBITDA jumped 127%. We completed the first phase of the integration of Eviosys as it has been rebranded Sonoco Metal Packaging EMEA and we drove strong synergies across the global Metal Packaging enterprise. In addition to the benefit
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Sonoco Reports First Quarter 2025 Results - Page 3
of the Eviosys acquisition, our Metal Packaging U.S. business achieved approximately 10% growth in organic volume/mix in the quarter. Our Industrial Paper Packaging segment improved adjusted EBITDA by 6% and EBITDA margin by approximately 200 basis points driven by year-over-year improvement in price/cost and productivity.”

Coker continued, “After the close of the quarter, we successfully completed an important step in our transformation to a simpler, stronger and more sustainable company with the sale of our Thermoformed and Flexibles Packaging business. We have used after-tax proceeds of approximately $1.56 billion to significantly reduce debt and strengthen our balance sheet. Today, our net leverage ratio is below 4.0X Net Debt/Adjusted EBITDA and we remain on track to achieve our targeted net leverage of 3.0X to 3.3X by the end of 2026.”

First Quarter 2025 Segment Results
(Dollars in millions except per share data)

Sonoco reports its financial results in two reportable segments: Consumer Packaging (“Consumer”) and Industrial Paper Packaging (“Industrial”), with all remaining businesses reported as All Other.

	Three Months Ended
Consumer	March 30, 2025	March 31, 2024	Change

Net sales[1]	$1,066	$582	83%
Segment operating profit[1]	$141	$59	140%
Segment operating profit margin[1]	13%	10%
Segment Adjusted EBITDA[1,2]	$190	$83	127%
Segment Adjusted EBITDA margin[1,2]	18%	14%

•Consumer segment net sales grew 83.4%, driven by full quarter sales attributable to Metal Packaging EMEA and year-over-year volume growth in Metal Packaging U.S.
•Segment operating profit and segment adjusted EBITDA grew primarily as a result of full-quarter profits from Metal Packaging EMEA and favorable price/cost in our U.S. metal cans packaging business.

	Three Months Ended
Industrial	March 30, 2025	March 31, 2024	Change

Net sales	$558	$593	(6)%
Segment operating profit	$71	$66	8%
Segment operating profit margin	13%	11%
Segment Adjusted EBITDA[2]	$101	$95	6%
Segment Adjusted EBITDA margin[2]	18%	16%
•Industrial segment net sales decreased 6.0% to $558 million as volume declines across the segment, the negative impact of foreign currency exchange rates, and the loss of net sales related to the 2024 divestiture of two production facilities in China were only partially offset by year-over-year price increases.
•Segment operating profit margin was 12.8% and adjusted EBITDA margin was 18.2% due to the positive impact of price/cost and productivity from certain procurement savings, production efficiencies, and fixed cost reduction initiatives, which were partially offset by the impact of other items and currency translation.

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Sonoco Reports First Quarter 2025 Results - Page 4

	Three Months Ended
All Other	March 30, 2025	March 31, 2024	Change

Net sales	$85	$134	(37)%
Operating profit	$12	$17	(30)%
Operating profit margin	14%	13%
Adjusted EBITDA[2]	$14	$21	(30)%
Adjusted EBITDA margin[2]	17%	16%
•Net sales declined 37% reflecting the loss of net sales from the divestiture of Protexic in 2024 and lower volume from industrial plastics.
•Operating profit and adjusted EBITDA declined 30% and 30%, respectively, due to the same drivers that negatively impacted net sales.

1Excludes results of discontinued operations.
2Segment and All Other adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. See the Company’s reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures later in this release.

Balance Sheet and Cash Flow Highlights

•Cash and cash equivalents, including from discontinued operations, were $192 million as of March 30, 2025, compared to $443 million as of December 31, 2024, with the decrease primarily related to changes in net working capital.
•Total debt, including from discontinued operations, was $7.2 billion as of March 30, 2025, an increase of $87 million compared to December 31, 2024, primarily related to the financing for the Eviosys acquisition.
•Subsequent to the end of the first quarter, the outstanding $1.5 billion principal amount of borrowings under the 364-day term loan facility was repaid using proceeds from the sale of TFP.
•On March 30, 2025, the Company had available liquidity of $914 million, comprising available borrowing capacity under its revolving credit facility of $722 million and cash on hand, including cash from discontinued operations.
•Cash flow from operating activities for the quarter ended March 30, 2025 was $(208) million, compared to $166 million in the same period of 2024. The main driver of the year-over-year change in operating cash flow was the increased seasonal need for working capital during the first half of the calendar year related to Metal Packaging EMEA. This working capital build is expected to reverse out during the second half of the year.
•Capital expenditures, net of proceeds from sales of fixed assets, for the first three months of 2025 were $92 million, compared to $86 million for the same period last year.
•Free Cash Flow for the first three months of 2025 was $(300) million compared to $80 million for the same period of 2024. Free Cash Flow is a non-GAAP financial measure. See the Company’s definition of Free Cash Flow, the explanation as to why it is used, and the reconciliation to net cash provided by operating activities later in this release.
•Dividends paid during the quarter ended March 30, 2025 increased to $51 million compared to $50 million in the same period of the prior year.

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Sonoco Reports First Quarter 2025 Results - Page 5

Guidance(1)

Reaffirmed Full-Year 2025
•Adjusted EPS(2): $6.00 to $6.20
•Cash flow from operating activities: $800 million to $900 million
•Adjusted EBITDA(2): $1,300 million to $1,400 million

Commenting on the Company’s reaffirmed outlook, Sonoco’s Coker, said, “Our operational and financial targets for 2025 have not changed despite economic uncertainty. Our focus continues to be to ‘mind the store’ to continue to drive improved performance from our core Consumer and Industrial businesses while managing risk associated with changing macroeconomic conditions. We believe Sonoco is well-positioned to weather the evolving geopolitical landscape for three reasons. First, our manufacturing network is designed to serve local markets, reducing our exposure to cross-border disruptions and tariff-related risks. Second, while we are actively working with our customers to help manage the impacts of higher input costs driven by tariffs, our business model allows for pricing adjustments when necessary. Finally, we believe our transformed portfolio is significantly more resilient, with over two-thirds of our sales now coming from consumer food packaging, a segment that has historically demonstrated strong performance across economic cycles. Despite seasonal working capital changes, Sonoco remains a strong cash generator and our capital deployment priorities remain focused on investing in ourselves to drive growth and productivity improvements. Further, we intend to use proceeds from divestitures, along with projected free cash flow, to reduce debt and we are continuing to reward our shareholders with cash dividends as we have for an extraordinary 100 consecutive years.”
(1)Sonoco’s 2025 guidance includes projected first quarter results from the TFP business. Guidance excludes any impact of other potential divestitures. Although the Company believes the assumptions reflected in the range of guidance are reasonable, given the uncertainty regarding the future performance of the overall economy, the effects of tariffs, trade policy and inflation, the challenges in global supply chains, potential changes in raw material prices, other costs, and the Company’s effective tax rate, as well as other risks and uncertainties, including those described below, actual results could vary substantially. Further information can be found in the section entitled “Forward-looking Statements” in this release.

(2) Full year 2025 GAAP guidance is not provided in this release due to the likely occurrence of one or more of the following, the timing and magnitude of which we are unable to reliably forecast without unreasonable efforts: restructuring costs and restructuring-related impairment charges, acquisition/divestiture-related costs, gains or losses from the sale of businesses or other assets, and the income tax effects of these items and/or other income tax-related events. These items could have a significant impact on the Company’s future GAAP financial results. Accordingly, quantitative reconciliations of Adjusted EPS and Adjusted EBITDA guidance and net debt/Adjusted EBITDA targets to the nearest comparable GAAP measures have been omitted in reliance on the exception provided by Item 10 of Regulation S-K.

Investor Conference Call Webcast
The Company will host a conference call to discuss the first quarter 2025 results. A live audio webcast of the call along with supporting materials will be available on the Sonoco Investor Relations website at https://investor.sonoco.com/. A webcast replay will be available on the Company’s website for at least 30 days following the call.

Time:	Wednesday, April 30, 2025, at 8:30 a.m. Eastern Time

Audience Dial-In:
To listen via telephone, please register in advance at
https://registrations.events/direct/Q4I1228216

After registration, all telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call.

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Sonoco Reports First Quarter 2025 Results - Page 6

Webcast Link:	https://events.q4inc.com/attendee/885803164

Contact Information:
Roger Schrum
Interim Head of Investor Relations and Communications
roger.schrum@sonoco.com
843-339-6018
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Sonoco Reports First Quarter 2025 Results - Page 7
About Sonoco
Sonoco (NYSE: SON) is a global leader in high-value sustainable metal and fiber consumer and industrial packaging. The Company is now a multi-billion-dollar enterprise with approximately 23,400 employees working in 285 operations in 40 countries, serving some of the world’s best-known brands. Guided by our purpose of Better Packaging. Better Life., we strive to foster a culture of innovation, collaboration and excellence to provide solutions that better serve all our stakeholders and support a more sustainable future. Sonoco was proudly named one of America’s Most Trustworthy and Responsible Companies by Newsweek in 2025. For more information on the Company, visit our website at www.sonoco.com.
Forward-looking Statements
Statements included herein that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. In addition, the Company and its representatives may from time to time make other oral or written statements that are also “forward-looking statements.” Words such as “achieve,” “anticipate,” “assume,” “believe,” “can,” “consider,” “committed,” “continue,” “could,” “develop,” “estimate,” “expect,” “forecast,” “focused,” “future,” “goal,” “guidance,” “intend,” “is designed to,” “likely,” “maintain,” “may,” “might,” “objective,” “ongoing,” “opportunity,” “outlook,” “persist,” “plan,” “positioned,” “possible,” “potential,” “predict,” “project,” “remain,” “seek,” “strategy,” “target,” “will,” “would,” or the negative thereof, and similar expressions identify forward-looking statements.

Forward-looking statements in this communication include statements regarding, but not limited to: the Company’s future operating and financial performance, including full year 2025 outlook and the anticipated drivers thereof; the use of proceeds from divestitures and free cash flow to reduce leverage and expected future leverage ratios; the Company’s ability to support its customers and manage costs; opportunities for productivity and other operational improvements; price/cost, customer demand and volume outlook; anticipated benefits of the Eviosys acquisition, including with respect to market leadership, strategic alignment, customer relationships, sustainability, innovation and cost synergies; expected benefits from divestitures, and the timing thereof; the effectiveness of the Company’s strategy and strategic initiatives, including with respect to capital expenditures, portfolio simplification and capital allocation priorities; the resilience of the Company’s portfolio; the effects of the changing macroeconomic environment, including trade policies and tariffs, on the Company, its supply chain and its customers, and the Company’s ability to manage risks related thereto; and the Company’s ability to generate continued value and return capital to shareholders.

Such forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements.

Such risks, uncertainties and assumptions include, without limitation, those related to: the Company’s ability to execute on its strategy, including with respect to the integration of the Eviosys operations, divestitures, cost management, productivity improvements, restructuring and capital expenditures, and achieve the benefits it expects therefrom; conditions in the credit markets; the ability to retain key employees and successfully integrate Eviosys; the ability to realize estimated cost savings, synergies or other anticipated benefits of the Eviosys acquisition, or that such benefits may take longer to realize than expected; diversion of management’s attention; the potential impact of the consummation of the Eviosys acquisition on relationships with clients and other third parties; the operation of new manufacturing capabilities; the Company’s ability to achieve anticipated cost and energy savings; the availability, transportation and pricing of raw materials, energy and transportation, including the impact of changes in tariff or other trade policies or sanctions and escalating trade wars, and the impact of war, general regional instability and other geopolitical tensions (such as the ongoing conflict between Russia and Ukraine as well as the economic sanctions related thereto, and the ongoing conflicts in the Middle East), and the Company’s ability to pass raw material, energy and transportation price increases and surcharges through to customers or otherwise manage these commodity pricing risks; the costs of labor; the effects of inflation, changes related to tariffs or other trade policies, fluctuations in consumer demand, volume softness, and other macroeconomic factors on the Company and
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Sonoco Reports First Quarter 2025 Results - Page 8
the industries in which it operates and that it serves; the Company’s ability to meet its environmental, sustainability and similar goals; and to meet other social and governance goals, including challenges in implementation thereof; and the other risks, uncertainties and assumptions discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

References to our Website Address

References to our website address and domain names throughout this release are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules or the New York Stock Exchange Listing Standards. These references are not intended to, and do not, incorporate the contents of our website by reference into this release.
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Sonoco Reports First Quarter 2025 Results - Page 9

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars and shares in thousands except per share data)

	Three Months Ended
	March 30, 2025	March 31, 2024
Net sales	$1,709,228	$1,308,636
Cost of sales	1,355,541	1,037,471
Gross profit	353,687	271,165
Selling, general, and administrative expenses	209,063	167,583
Restructuring/Asset impairment charges	13,581	31,010
Loss on divestiture of business and other assets	(4,183)	—
Operating profit	126,860	72,572
Non-operating pension costs	3,121	3,295
Interest expense	56,027	30,164
Interest income	7,348	3,133
Other expense, net	(6,517)	—
Income from continuing operations before income taxes	68,543	42,246
Provision for income taxes	21,147	7,871
Income before equity in earnings of affiliates	47,396	34,375
Equity in earnings of affiliates, net of tax	1,921	1,137
Net income from continuing operations	49,317	35,512
Net income from discontinued operations	5,172	29,761
Net income	54,489	65,273
Net income from continuing operations attributable to noncontrolling interests	(60)	(48)
Net income from discontinued operations attributable to noncontrolling interests	—	(48)
Net income attributable to Sonoco	$54,429	$65,177

Weighted average common shares outstanding – diluted	99,342	99,159

Diluted earnings from continuing operations per common share	$0.50	$0.36
Diluted earnings from discontinued operations per common share	0.05	0.30
Diluted earnings attributable to Sonoco per common share	$0.55	$0.66
Dividends per common share	$0.52	$0.51

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Sonoco Reports First Quarter 2025 Results - Page 10

CONDENSED STATEMENTS OF INCOME FOR DISCONTINUED OPERATIONS (Unaudited)
(Dollars and shares in thousands except per share data)

	Three Months Ended
	March 30, 2025	March 31, 2024

Net sales	$320,678	$328,907
Cost of sales	250,854	262,519
Gross profit	69,824	66,388
Selling, general, and administrative expenses	31,607	25,899
Restructuring/Asset impairment charges	426	608
Operating profit	37,791	39,881
Other income, net	182	—
Interest expense	24,911	1,056
Interest income	281	425
Income from discontinued operations before income taxes	12,979	39,250
Provision for income taxes	7,807	9,489
Net income from discontinued operations	5,172	29,761
Net income from discontinued operations attributable to noncontrolling interests	—	(48)
Net income attributable to discontinued operations	$5,172	$29,713
Weighted average common shares outstanding – diluted	99,342	99,159
Diluted earnings from discontinued operations per common share	$0.05	$0.30

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Sonoco Reports First Quarter 2025 Results - Page 11

FINANCIAL SEGMENT INFORMATION (Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 30, 2025	March 31, 2024
Net sales:
Consumer Packaging	$1,066,593	$581,670
Industrial Paper Packaging	557,709	593,060
Total reportable segments	1,624,302	1,174,730
All Other	84,926	133,906
Net sales	$1,709,228	$1,308,636

Operating profit:
Consumer Packaging	$140,771	$58,567
Industrial Paper Packaging	71,124	65,844
Segment operating profit	211,895	124,411
All Other	11,926	17,125
Corporate
Restructuring/Asset impairment charges	(13,581)	(31,010)
Amortization of acquisition intangibles	(41,961)	(17,894)
Loss on divestiture of business and other assets	(4,183)	—
Acquisition, integration, and divestiture-related costs	(27,266)	(5,504)
Other corporate costs	(11,098)	(11,088)
Other operating income/(charges), net	1,128	(3,468)
Operating profit	$126,860	$72,572

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Sonoco Reports First Quarter 2025 Results - Page 12

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 30, 2025	March 31, 2024

Net income	$54,489	$65,273
Net losses on asset impairments, disposition of assets and divestiture of business and other assets	9,409	8,364
Depreciation, depletion and amortization	121,492	90,559
Pension and postretirement plan contributions, net of non-cash expense	134	115
Changes in working capital	(309,375)	770
Changes in tax accounts	12,983	4,567
Other operating activity	(97,226)	(3,413)
Net cash (used)/provided by operating activities	(208,094)	166,235

Purchases of property, plant and equipment, net	(92,183)	(86,357)
Proceeds from the sale of business, net	3,513	—
Cost of acquisitions, net of cash acquired	—	(452)
Net debt proceeds/(repayments)	79,242	(1,774)
Cash dividends	(51,285)	(50,144)
Payments for share repurchases	(10,573)	(9,139)
Other, including effects of exchange rates on cash	28,035	1,907
Net (decrease)/increase in cash and cash equivalents	(251,345)	20,276
Cash and cash equivalents at beginning of period	443,060	151,937
Cash and cash equivalents at end of period	$191,715	$172,213

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Sonoco Reports First Quarter 2025 Results - Page 13

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	March 30, 2025	December 31, 2024
Assets
Current Assets:
Cash and cash equivalents	$181,829	$431,010
Trade accounts receivable, net of allowances	994,293	907,526
Other receivables	191,513	175,877
Inventories	1,141,857	1,016,139
Prepaid expenses	200,874	197,134
Current assets of discontinued operations	463,908	450,874
Total Current Assets	3,174,274	3,178,560
Property, plant and equipment, net	2,775,734	2,718,747
Right of use asset-operating leases	329,601	307,688
Goodwill	2,589,203	2,525,657
Other intangible assets, net	2,623,961	2,586,698
Other assets	211,874	226,130
Noncurrent assets of discontinued operations	975,946	964,310
Total Assets	$12,680,593	$12,507,790
Liabilities and Shareholders’ Equity
Current Liabilities:
Payable to suppliers and other payables	$1,574,457	$1,734,955
Notes payable and current portion of long-term debt	2,147,787	2,054,525
Accrued taxes	22,516	6,755
Current liabilities of discontinued operations	240,387	242,056
Total Current Liabilities	3,985,147	4,038,291
Long-term debt, net of current portion	4,978,337	4,985,496
Noncurrent operating lease liabilities	277,932	258,735
Pension and other postretirement benefits	183,280	180,827
Deferred income taxes and other	696,804	644,317
Noncurrent liabilities of discontinued operations	97,161	113,911
Total equity	2,461,932	2,286,213
	$12,680,593	$12,507,790

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Sonoco Reports First Quarter 2025 Results - Page 14
NON-GAAP FINANCIAL MEASURES

The Company’s results determined in accordance with U.S. generally accepted accounting principles (“GAAP”) are referred to as “as reported” or “GAAP” results. The Company uses certain financial performance measures, both internally and externally, that are not in conformity with GAAP (“non-GAAP financial measures”) to assess and communicate the financial performance of the Company. These non-GAAP financial measures, which are identified using the term “adjusted” (for example, “adjusted operating profit,” “adjusted net income attributable to Sonoco,” and “adjusted diluted EPS”), reflect adjustments to the Company’s GAAP operating results to exclude amounts, including the associated tax effects where applicable, relating to:
•restructuring/asset impairment charges1;
•acquisition, integration and divestiture-related costs;
•gains or losses from the divestiture of businesses and other assets;
•losses from the early extinguishment of debt;
•non-operating pension costs;
•amortization expense on acquisition intangibles;
•changes in last-in, first-out (“LIFO”) inventory reserves;
•certain income tax events and adjustments;
•derivative gains/losses;
•other non-operating income and losses; and
•certain other items, if any.

1Restructuring and restructuring-related asset impairment charges are a recurring item as the Company’s restructuring programs usually require several years to fully implement, and the Company is continually seeking to take actions that could enhance its efficiency. Although recurring, these charges are subject to significant fluctuations from period to period due to the varying levels of restructuring activity, the inherent imprecision in the estimates used to recognize the impairment of assets, and the wide variety of costs and taxes associated with severance and termination benefits in the countries in which the restructuring actions occur.

The Company’s management believes the exclusion of the amounts related to the above-listed items improves the period-to-period comparability and analysis of the underlying financial performance of the business.

In addition to the “adjusted” results described above, the Company also uses Adjusted EBITDA, Adjusted EBITDA Margin, Net Debt and Net Leverage. Adjusted EBITDA is defined as net income excluding the following: interest expense; interest income; provision for income taxes; depreciation, depletion and amortization expense; non-operating pension costs; net income/loss attributable to noncontrolling interests; restructuring/asset impairment charges; changes in LIFO inventory reserves; gains/losses from the divestiture of businesses and other assets; acquisition, integration and divestiture-related costs; other income; derivative gains/losses; and other non-GAAP adjustments, if any, that may arise from time to time. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Net debt is defined as the total of the Company’s short and long-term debt less cash and cash equivalents. Net leverage is defined as Net Debt divided by Adjusted EBITDA.
Adjusted EBITDA by segment is reconciled to the closest GAAP measure of segment profitability, segment operating profit as the Company does not calculate net income by segment. Segment operating profit is the measure of segment profit or loss reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance in accordance with Accounting Standards Codification 280 - “Segment Reporting,” as prescribed by the Financial Accounting Standards Board.
Segment results, which are reviewed by the Company’s management to evaluate segment performance, do not include the following: restructuring/asset impairment charges; amortization of acquisition intangibles; acquisition, integration and divestiture-related costs; changes in LIFO inventory reserves; gains/losses from the sale of businesses or other assets; gains/losses from derivatives; or certain other items, if any, the exclusion of which the Company believes improves the comparability and analysis of the ongoing operating performance of the business. Accordingly, the term “segment operating profit” is defined as the segment’s portion of “operating profit” excluding those items. All other general corporate expenses have been allocated as operating costs to each of the Company’s reportable segments and the All Other group of businesses, except for costs related to discontinued operations.
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Sonoco Reports First Quarter 2025 Results - Page 15

The Company’s non-GAAP financial measures are not calculated in accordance with, nor are they an alternative for, measures conforming to GAAP, and they may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles.

The Company presents these non-GAAP financial measures to provide investors with information to evaluate Sonoco’s operating results in a manner similar to how management evaluates business performance. The Company consistently applies its non-GAAP financial measures presented herein and uses them for internal planning and forecasting purposes, to evaluate its ongoing operations, and to evaluate the ultimate performance of management and each business unit against plans/forecasts. In addition, these same non-GAAP financial measures are used in determining incentive compensation for the entire management team and in providing earnings guidance to the investing community.

Material limitations associated with the use of such measures include that they do not reflect all period costs included in operating expenses and may not be comparable with similarly named financial measures of other companies. Furthermore, the calculations of these non-GAAP financial measures are based on subjective determinations of management regarding the nature and classification of events and circumstances that the investor may find material and view differently.

To compensate for any limitations in such non-GAAP financial measures, management believes that it is useful in evaluating the Company’s results to review both GAAP information, which includes all of the items impacting financial results, and the related non-GAAP financial measures that exclude certain elements, as described above. Further, Sonoco management does not, nor does it suggest that investors should, consider any non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever reviewing a non-GAAP financial measure, investors are encouraged to review and consider the related reconciliation to understand how it differs from the most directly comparable GAAP measure.

Free Cash Flow
The Company uses the non-GAAP financial measure of “Free Cash Flow,” which it defines as cash flow from operations minus net capital expenditures. Net capital expenditures are defined as capital expenditures minus proceeds from the disposition of capital assets. Free Cash Flow may not represent the amount of cash flow available for general discretionary use because it excludes non-discretionary expenditures, such as mandatory debt repayments and required settlements of recorded and/or contingent liabilities not reflected in cash flow from operations.
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Sonoco Reports First Quarter 2025 Results - Page 16
QUARTERLY RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

The following tables reconcile the Company’s non-GAAP financial measures to their most directly comparable GAAP financial measures for the three-month periods ended March 30, 2025 and March 31, 2024.

Adjusted Operating Profit, Adjusted Income Before Income Taxes, Adjusted Provision for Income Taxes, Adjusted Net Income Attributable to Sonoco, and Adjusted Diluted Earnings Per Share (“EPS”)

	For the three-month period ended March 30, 2025
Dollars in thousands, except per share data	Operating Profit	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP)[1]	$126,860	$68,543	$21,147	$54,429	$0.55
Acquisition, integration and divestiture-related costs[2]	27,266	27,266	6,637	30,295	0.30
Changes in LIFO inventory reserves	562	562	142	420	—
Amortization of acquisition intangibles	41,961	41,961	9,604	32,144	0.32
Restructuring/Asset impairment charges	13,581	13,581	3,200	10,715	0.11
Loss on divestiture of business and other assets	4,183	4,183	372	3,811	0.04
Non-operating pension costs	—	3,121	798	2,323	0.02
Net gains from derivatives	(2,949)	(2,949)	(744)	(2,205)	(0.02)
Other adjustments[3]	1,259	1,259	(603)	4,908	0.06
Total adjustments	85,863	88,984	19,406	82,411	0.83
Adjusted	$212,723	$157,527	$40,553	$136,840	$1.38
Due to rounding, individual items may not sum appropriately.
[1] Operating profit, income before income taxes, and provision for income taxes exclude results related to discontinued operations of $37,791, $12,979 and $7,807, respectively.
[2] Acquisition, integration and divestiture-related costs relate mostly to the Company’s December 2024 acquisition of Eviosys and the divestiture of the TFP business, which was completed on April 1, 2025.

[3] Other adjustments include discrete tax items primarily related to a $3,500 tax expense due to the reduction of the deferred tax asset on the outside basis of certain held-for-sale entities.
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Sonoco Reports First Quarter 2025 Results - Page 17

	For the three-month period ended March 31, 2024
Dollars in thousands, except per share data	Operating Profit	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP) [1]	$72,572	$42,246	$7,871	$65,177	$0.66
Acquisition, integration and divestiture-related costs	5,504	5,504	1,408	4,209	0.04
Changes in LIFO inventory reserves	431	431	108	323	—
Amortization of acquisition intangibles	17,894	17,894	4,368	17,366	0.18
Restructuring/Asset impairment charges	31,010	31,010	6,980	24,584	0.25
Non-operating pension costs	—	3,295	823	2,472	0.02
Net gains from derivatives	(286)	(286)	(72)	(214)	—
Other adjustments	3,323	3,323	5,653	(2,425)	(0.03)
Total adjustments	57,876	61,171	19,268	46,315	0.46
Adjusted	$130,448	$103,417	$27,139	$111,492	$1.12
Due to rounding, individual items may not sum appropriately.
1 Operating profit, income before income taxes, and provision for income taxes exclude results related to discontinued operations of $39,881, $39,250 and $9,489, respectively.

Adjusted EBITDA
	Three Months Ended
Dollars in thousands	March 30, 2025	March 31, 2024

Net income attributable to Sonoco	$54,429	$65,177
Adjustments:
Interest expense	80,938	31,220
Interest income	(7,629)	(3,558)
Provision for income taxes	28,954	17,360
Depreciation, depletion and amortization	121,492	90,559
Non-operating pension costs	3,121	3,295
Net income attributable to noncontrolling interests	60	96
Restructuring/Asset impairment charges	14,007	31,618
Changes in LIFO inventory reserves	562	431
Loss on divestiture of business and other assets	4,183	—
Acquisition, integration and divestiture-related costs	39,942	5,661
Net gains from derivatives	(2,949)	(286)
Other non-GAAP adjustments	646	3,180
Adjusted EBITDA	$337,756	$244,753

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Sonoco Reports First Quarter 2025 Results - Page 18

Segment and All Other Adjusted EBITDA and Adjusted EBITDA Margin Reconciliation
For the Three Months Ended March 30, 2025
Excludes results of discontinued operations
Dollars in thousands	Consumer	Industrial	All Other	Corporate	Total
Segment and Total Operating Profit	$140,771	$71,124	$11,926	$(96,961)	$126,860
Adjustments:
Depreciation, depletion and amortization[1]	48,955	28,333	2,554	41,961	121,803
Other expense[2]	—	—	—	(6,517)	(6,517)
Equity in (loss)/earnings of affiliates, net of tax	(51)	1,972	—	—	1,921
Restructuring/Asset impairment charges[3]	—	—	—	13,581	13,581
Changes in LIFO inventory reserves[4]	—	—	—	562	562
Acquisition, integration and divestiture-related costs[5]	—	—	—	27,266	27,266
Loss on divestiture of business and other assets[6]	—	—	—	4,183	4,183
Net gains from derivatives[7]	—	—	—	(2,949)	(2,949)
Other non-GAAP adjustments	—	—	—	1,259	1,259
Segment Adjusted EBITDA	$189,675	$101,429	$14,480	$(17,615)	$287,969

Net Sales	$1,066,593	$557,709	$84,926
Segment Operating Profit Margin	13.2%	12.8%	14.0%
Segment Adjusted EBITDA Margin	17.8%	18.2%	17.1%

1Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $36,502, the Industrial segment of $5,265, and the All Other group of businesses of $194.
2These expenses relate to charges from third-party financial institutions related to our centralized treasury program under which the Company sells certain trade accounts receivables in order to accelerate its cash collection cycle primarily within the Consumer segment.
3Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $1,220, the Industrial segment of $12,401, and a gain in the All Other group of businesses of $40.
4Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $562.
5Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $20,072 and the Industrial segment of $218.
6Included in Corporate are losses on the divestiture of businesses associated with the Industrial segment of $4,183 related to the sale of a production facility in France and the entirety of our business in Venezuela.
7Included in Corporate are net unrealized gains from derivatives associated with the Consumer segment of $(284), the Industrial segment of $(2,552), and the All Other group of businesses of $(113).

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Sonoco Reports First Quarter 2025 Results - Page 19

Segment and All Other Adjusted EBITDA and Adjusted EBITDA Margin Reconciliation
For the Three Months Ended March 31, 2024
Excludes results of discontinued operations
Dollars in thousands	Consumer	Industrial	All Other	Corporate	Total
Segment and Total Operating Profit	$58,567	$65,844	$17,125	$(68,964)	$72,572
Adjustments:
Depreciation, depletion and amortization[1]	24,897	28,503	3,652	17,894	74,946
Equity in earnings of affiliates, net of tax	13	1,124	—	—	1,137
Restructuring/Asset impairment charges[2]	—	—	—	31,010	31,010
Changes in LIFO inventory reserves[3]	—	—	—	431	431
Acquisition, integration and divestiture-related costs[4]	—	—	—	5,504	5,504
Net gains from derivatives[5]	—	—	—	(286)	(286)
Other non-GAAP adjustments	—	—	—	3,323	3,323
Segment Adjusted EBITDA	$83,477	$95,471	$20,777	$(11,088)	$188,637

Net Sales	$581,670	$593,060	$133,906
Segment Operating Profit Margin	10.1%	11.1%	12.8%
Segment Adjusted EBITDA Margin	14.4%	16.1%	15.5%

1Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $11,057, the Industrial segment of $6,631, and the All Other group of businesses of $206.
2Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $4,317, the Industrial segment of $22,603, and the All Other group of businesses of $1,148.
3Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $92 and the Industrial segment of $339.
4Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $(280) and the Industrial segment of $655.
5Included in Corporate are net gains from derivatives associated with the Consumer segment of $(43), the Industrial segment of $(190), and the All Other group of businesses of $(53).

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Sonoco Reports First Quarter 2025 Results - Page 20

	Three Months Ended
FREE CASH FLOW	March 30, 2025	March 31, 2024

Net cash provided by operating activities	$(208,094)	$166,235
Purchase of property, plant and equipment, net	(92,183)	(86,357)
Free Cash Flow	$(300,277)	$79,878